INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post Effective Amendment No. 2 to Registration Statement No. 333-14845 of Ameritas Variable Life Insurance Company Separate Account V of our reports dated February 2, 1998, on the financial statements of Ameritas Variable Life Insurance Company and Ameritas Variable Life Insurance Company Separate Account V appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Lincoln, Nebraska
February 26, 1998